Exhibit 23.1

Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, IL 60606
USA

Tel: +1 312 486 1000
Fax: +1 312 486
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2018, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Potbelly Corporation and subsidiaries for the year ended December 31, 2017.

Chicago, IL

June 14, 2018